UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2007

AVIZA TECHNOLOGY, INC.
(Exact name of registrant as specified in charter)

Delaware	000-51642	20-1979646
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

440 Kings Village Road, Scotts Valley, CA 95066

(Address of principal executive offices) (Zip Code)

831-438-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On April 13, 2007, we and our subsidiary, Aviza, Inc., entered into a loan and security agreement with United Commercial Bank, East West Bank and Chinatrust Bank (U.S.A.). The loan and security agreement creates a new asset-backed credit facility that replaces and refinances our revolving line of credit with Bank of America, N.A. and mortgage line of credit with iStar Financial Inc., which were due to mature in August 2007 and September 2007, respectively. The new credit facility is not to exceed an aggregate principal amount of $55 million and includes a two-year revolving facility of up to $44 million that is secured by accounts receivable, inventory and fixed assets; a three-year equipment term loan of up to $4 million; and a four-year commercial real estate term loan of up to $13 million. Borrowings under the new credit facility bear interest at a rate of LIBOR plus 2.43% per annum.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number
10.1	Loan and Security Agreement by and among Aviza Technology, Inc., Aviza, Inc., United Commercial Bank, East West Bank and Chinatrust Bank (U.S.A.), entered into as of April 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     April 19, 2007

AVIZA TECHNOLOGY, INC.

By:	/s/ Patrick C. O’Connor
Patrick C. O’Connor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number
10.1	Loan and Security Agreement by and among Aviza Technology, Inc., Aviza, Inc., United Commercial Bank, East West Bank and Chinatrust Bank (U.S.A.), entered into as of April 13, 2007.